SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2009

GENOVA BIOTHERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

 (former name or former address, if changed since last report)

Nevada	000-52703	20-4939361
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1461 A. FIRST AVENUE, SUITE 360 NEW YORK NY 10021-2209
(Address of principal executive offices)
(646) 845-1920
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2009, Genova Biotherapeutics Inc., a biotechnology company, entered into a consultancy agreement (the “Agreement”) with PacificWave Partners Limited ("PacWave") for the purpose of securing additional capital for the Company.

The Agreement specifies that the capital may be raised through conventional debt, convertible debt, secured debt, participating debt, warrants, equity, preferred equity, equity draw-down facilities, lines of credit, letters of credit any other forms of financing.  PacWave will earn a fee of 10% of cash raised or 5% for non-cash contributions.

The Company intends to use the proceeds to fund general operating expenses, research, and acquisitions of intellectual property.

Item 9.01Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter of Agreement by and between PacificWave Partners Limited and Genova Biotherapeutics Inc. dated September 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Genova Biotherapeautics Inc.

Dated: September 17, 2009	By:	/s/ Aaron Whiteman
Aaron Whiteman, President